AMENDMENT NO. 2 TO

THE PARTICIPATION AGREEMENT

This Amendment No. 2 (the “Amendment”) is effective as of March 1, 2021 and amends the Participation Agreement dated November 17, 2014, as amended (the “Agreement”) among MetLife Insurance Company USA (“Company”), T. Rowe Price Associates, Inc. (the “Adviser”), on behalf of itself and certain T. Rowe Price Funds (the “Series”) and T. Rowe Price Investment Services, Inc. (the “Underwriter”) (collectively, the “Parties”). All capitalized terms used herein and not otherwise defined shall have the meaning described to such terms in the Agreement.

RECITALS

WHEREAS, effective March 6, 2017, the Company changed its name to Brighthouse Life Insurance Company (“Brighthouse” or the “Company”);

WHEREAS, the Parties desire to amend the Agreement to update the Company name, Schedule A, and to further modify the Agreement as provided herein;

WHEREAS, pursuant to the Agreement, the Accounts invest in shares of certain of the funds (“Fund” or “Funds”) that constitute separate portfolios of the Series and that serve as funding vehicles for Brighthouse, on behalf of the Accounts, that issue variable annuity and/or life insurance contracts (the “Contracts”) to persons that are registered owners of such Contracts on the books and records of Brighthouse (the “Contract Owners”);

WHEREAS, the Series maintains on its books and records one or more account(s) that hold and record ownership of shares of the Funds;

WHEREAS, the Accounts are registered as unit investment trusts under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, Rule 30e-1 under the 1940 Act requires each Fund to deliver copies of its shareholder reports to the Accounts as the record owners of shares of such Funds;

WHEREAS, Rule 30e-2 under the 1940 Act requires the Accounts to deliver such Fund shareholder reports to Contract Owners;

WHEREAS, the Parties desire to supplement and amend the Agreement to reflect and implement the requirements, terms and conditions of Rule 30e-3 under the 1940 Act, as amended from time to time (“Rule 30e-3”), to permit (i) the Series to no longer deliver copies of Fund shareholder reports to the Accounts as would otherwise be required by Rule 30e-1, and (ii) the Accounts to deliver Fund shareholder reports to Contract Owners using the “notice and access” provisions of Rule 30e-3 rather than the delivery methods that would otherwise be required by Rule 30e-2;

WHEREAS, Section 5(b)(2) of the Securities Act of 1933, as amended (the “1933 Act”) may require that a Statutory Prospectus (as defined in rule 498A under the 1933 Act; “Rule 498A”) for the Funds be delivered to Contract Owners under certain circumstances;

WHEREAS, the Company intends to meet any such Fund Statutory Prospectus delivery requirement by relying on (and complying with the requirements, terms and conditions of) paragraph (j) of Rule 498A; and

WHEREAS, paragraph (j) of Rule 498A requires, inter alia, that certain of the Required Materials (defined below) be posted and maintained on a website specified on the cover page of the Summary Prospectus for the Contracts, and the Company intends to host said website;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and considerations set forth herein, and to other good and valuable consideration, the Parties agree to supplement and amend the Agreement as follows:

1.	The Name of the Company in the Agreement is hereby changed to Brighthouse Life Insurance Company.

2.	Article IX. of the Agreement entitled “Notices” is hereby amended as follows:

If to the Company:

Brighthouse Financial

One Financial Center, 21st Floor

Boston, MA 02111

Attn: The Law Group

If to Adviser or Underwriter:

T. Rowe Price

4515 Painters Mill Road

Owings Mills, MD 21117

Attention: Legal Department

3.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

4.

Maintaining Website; Posting and Availability of Fund Shareholder Reports, Disclosure Documents, and Other Required Materials. Brighthouse shall be responsible for and shall fulfill the website posting and other applicable requirements and obligations of the Accounts specified in Rules 30e-3(b) and 498A(j). Without limiting the generality of the foregoing:

a.

The Adviser, on behalf of the Series, shall provide Brighthouse with the following materials relating to each Fund so that Brighthouse can post the materials to a Brighthouse website address (the “Specified Website”). The Specified Website shall be publicly accessible and the Required Materials (as defined below) posted on the Specified Website shall be publicly accessible, free of charge and shall include: (i) Current Report to Shareholders; (ii) Prior Report to Shareholders; (iii) Complete

Portfolio Holdings From Reports Containing a Summary Schedule of Investments (if applicable); (iv) Portfolio Holdings For Most Recent First and Third Fiscal Quarters; (v) current Summary Prospectus for the Funds; (vi) current Statutory Prospectus for the Funds; and (vii) current Statement of Additional Information (“SAI”) for the Funds (as such documents are specified in paragraphs i through iv of Rule 30e-3(b) and in paragraph (iii) of Rule 498A(j)(1)) (such documents collectively, and together with any additional or alternative documents that may be required by any amendments to Rule 30e-3, the “Required Materials”). The Adviser, on behalf of the Series, shall provide the materials specified in (i), (ii), (iii), and (iv) above to the Company no later than three (3) days before a Report is required to be posted to the Specified Website. The Adviser, on behalf of the Series, shall provide the materials specified in (v), (vi), and (vii) above to the Company on a timely and continuous basis (to facilitate the required website posting) and provide updated versions as necessary, in order to facilitate a continuous offering of the Funds’ securities and the Contracts.

b.

The Adviser, on behalf of the Series, shall ensure that the Required Materials provided to Brighthouse are in a format, or formats, that are suitable for website posting and convenient for both reading online and printing on paper (in accordance with Rule 30e-3 (b)(3) and are human-readable and capable of being printed on paper in human-readable format (in accordance with Rule 498A(h)(2)(i));

c.

Brighthouse shall ensure that persons accessing the Required Materials are able to permanently retain, free of charge, an electronic version of the Required Materials in a format, or formats, that meet the conditions stated above in Section 2(b) (in accordance with Rule 30e-3(b)(4) and 498A(h)(3));

d.

In order for Brighthouse to ensure that the Required Materials are kept current (up-to-date) and posted for the duration or period required by Rules 30e-3 and 498A, and facilitate a continuous offering of the Funds’ securities and the Contracts, the Adviser, on behalf of the Series, shall promptly provide to Brighthouse any amendments to the Required Materials;

e.

Brighthouse shall make reasonable efforts to comply with the “safe harbor” provisions, terms and conditions of paragraph (b)(5) of Rule 30e-3 and paragraph (h)(4) of Rule 498A, which shall constitute compliance with subsections (a) through (d) of this Section 2 of this Amendment (for the avoidance of doubt, for this purpose, the “Company” referred to in said paragraph (b)(5) of Rule 30e-3 and “Registrant” referred to in said paragraph (h)(4) of Rule 498A means Brighthouse on behalf of the Accounts); and

f.

The Adviser, on behalf of the Series, shall prepare and provide the Funds’ Statutory Prospectus and SAI so that those documents permit persons accessing them to move directly back and forth between each section heading in a table of contents of such document and the section of the document referenced in that section heading (in accordance with paragraph (h)(2)(ii) of Rule 498A).

5.

Content of Required Materials. The Adviser, on behalf of the Series, shall be responsible for the content of the Required Materials as posted on the Specified Website, including, but not limited to, the accuracy and completeness of the Required Materials. Without limiting the generality of the foregoing in any manner and without in any way changing the current obligations of the Series under the Agreement, the Series shall be responsible for ensuring that the Required Materials to be posted to the Specified Website:

a.	Meet the applicable standards of the 1933 Act; the Securities Exchange Act of 1934, as amended; the 1940 Act; and all rules and regulations under those Acts; and

b.

Do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

6.	Specified Website, Notice, and Paper Delivery

a.	The Specified Website is as identified in Schedule B hereto, as it may be changed by Brighthouse from time to time in its sole discretion;

b.

Paper Notice to Contract Owners. Brighthouse shall provide the paper notice to its Contract Owners in accordance with paragraphs (c) and (d) of Rule 30e-3 (the “Notice”), subject to the expense provision in subsection (e)(ii) below.

c.

Delivery of Paper Copy Upon “Ad Hoc” Request. Brighthouse shall fulfill ad hoc requests from Contract Owners for a paper copy of any of the Required Materials, in accordance with paragraph (e) of Rule 30e-3 and paragraph (i)(1) and (j)(3) of Rule 498A, subject to the expense provision in subsection (e)(iii) below.

d.

Investor Elections to Receive Future Fund Reports in Paper. Brighthouse shall fulfill Contract Owner elections to receive future Fund shareholder reports in paper, in accordance with paragraph (f) of Rule 30e-3, subject to the expense provision in subsection (e)(iii) below.

e.	Expenses.

i.

Web Hosting and Electronic Delivery. The Underwriter shall bear the expenses for the cost of managing, formatting, hosting and maintaining the Required Materials on the website hosted by the Company. The Underwriter shall also bear the cost of distributing the Required Materials for electronic delivery.

ii.	Notice. The Adviser shall bear the reasonable costs of preparing and mailing (including postage expenses) the Notices of the availability of the Fund’s Reports to Contract Owners.

iii.

Delivery of Paper Copies. The Adviser shall be responsible for the reasonable costs of providing any electronic files and printing of any paper copies of Required Materials and future fund reports pursuant to subsection (c) of this Section 6. The Adviser shall reimburse the Company for the reasonable costs of mailing (including postage expenses) the Fund’s then current Required Materials to Contract Owners.

f.

Summary Prospectuses. The Company intends to use an Initial Summary Prospectus for each currently offered Contract, in accordance with paragraph (j)(1)(i) of Rule 498A. The Adviser, on behalf of the Series, shall make available to Company a summary prospectus for each Fund, in accordance with paragraph (j)(1)(ii) of Rule 498A.

7. Fund Performance and Expense Data. The Adviser, on behalf of the Series, shall provide such data regarding each Fund’s investment performance and expense ratios as the Company shall reasonably request, to facilitate the registration and sale of the Contracts. Without limiting the generality of the forgoing, the Adviser shall provide:

(i) the “Annual Portfolio Company Expenses” for each Fund calculated in accordance with Item 3 of Form N-1A, before any expense reimbursements or fee waiver arrangements (and, as applicable, in accordance with Instruction 16 to Item 4 of Form N-4 and Instruction 4(a) to Item 4 of Form N-6); and

(ii) the “Total Annual Fund Operating Expenses” for each Fund calculated in accordance with Item 3 of Form N-1A, reflecting any expense reimbursements or fee waiver arrangements (and, as applicable, in accordance with Instruction 4 to Item 17 of Form N-4, Instruction 4(b) to Item 4 of Form N-6 and Instruction 4 to Item 18 of Form N-6); and

(iii) the “average annual total returns” for each fund (before taxes) as calculated pursuant to Item 4(b)(2)(iii) of Form N-1A (for the 1, 5, and 10-year periods, and, as applicable, in accordance with Instruction 7 to Item 17 of Form N-4 and Instruction 7 to Item 18 of Form N-6).

The Adviser, on behalf of the Series, shall provide the forgoing Fund expense and performance data at least annually, on a timely basis to facilitate the Company’s preparation of its annually updated registration statement (and as otherwise reasonably requested by the Company), but in no event later than seventy-five (75) calendar days after the close of each Fund’s fiscal year.

8. Indemnification. Each Party specifically agrees to indemnify and hold harmless the other Party and its officers, directors, employees and agents (“Indemnified Parties”) from any and all liability, claim, loss, demand, damages, costs and expenses (including reasonable attorney’s fees) arising from or in connection with any claim or action of any type whatsoever brought against any of the Indemnified Parties as a result of (i) any failure or alleged failure by a Party to perform its duties and obligations in a timely fashion as required by this Amendment, or (ii) any failure or alleged failure to fulfill any of their other duties and responsibilities under this

Amendment. For the avoidance of doubt, this indemnification shall be in addition to and not in lieu of the indemnification provided for in the Agreement. The Parties hereto agree that all other provisions of the Agreement, as amended, shall apply to the terms of this Amendment as applicable.

9. Confidentiality. The Parties agree that all non-public books, records, information and data pertaining to the business of the other or the clients that are exchanged or received pursuant to the negotiation or the carrying out of this Amendment shall remain confidential, and shall not be voluntarily disclosed by either party without the prior written consent of the other party, except as may be required by law or by such party to carry out this Amendment or an order of any court, governmental agency or regulatory body of competent jurisdiction. The Parties may, however, send such information to third party vendors utilized in the ordinary course of business to carry out the terms of this Amendment, including but not limited to, vendors utilized for data processing, storage, print, mailing, and website management services.

10. This Amendment shall be interpreted to be consistent with, and to facilitate compliance with and reliance on, Rules 30e-3 and 498A and any interpretations of those Rules by the Securities and Exchange Commission, its staff, courts, or other appropriate legal authorities.

[signature page to follow]

IN WITNESS WHEREOF, the Parties have caused their duly authorized officers to execute this Amendment to the Agreement as of the dates written below.

BRIGHTHOUSE LIFE INSURANCE COMPANY (on behalf of itself and each Account)

(“Brighthouse”)

By:	/s/ Jason Frain
Name:	Jason Frain
Title:	Vice President
Date:	06/25/2021 03:30:35
PM

T. ROWE PRICE INVESTMENT SERVICES, INC.
(the “Underwriter”)

By:	/s/ William Presley
Name:	William Presley
Title:	Vice President
Date:	06/25/2021 02:33:13
PM

T. ROWE PRICE ASSOCIATES, INC.
(the “Adviser”)

By:	/s/ William Presley
Name:	William Presley
Title:	Vice President
Date:	06/25/2021 02:33:20
PM

SCHEDULE A

Name of Separate Account	Designated Funds

Brighthouse Separate Account A	T. Rowe Price Government Money Fund, Inc.
T. Rowe Price Growth Stock Fund, Inc.
T. Rowe Price International Stock Fund

Schedule B

Specified Website:

https://dfinview.com/BHF/TAHD/BHF

AMENDMENT NO. 3 TO

THE PARTICIPATION AGREEMENT

This Amendment No. 2 (the “Amendment”) is effective as of June 1, 2021 amends the Participation Agreement dated November 17, 2014, as amended (the “Agreement”) among MetLife Insurance Company USA (“Company”), T. Rowe Price Associates, Inc. (the “Adviser”), on behalf of itself and certain T. Rowe Price Funds (the “Series”) and T. Rowe Price Investment Services, Inc. (the “Underwriter”) (collectively, the “Parties”). All capitalized terms used herein and not otherwise defined shall have the meaning described to such terms in the Agreement.

RECITALS

WHEREAS, effective March 6, 2017, the Company changed its name to Brighthouse Life Insurance Company (“Brighthouse” or the “Company”);

WHEREAS, the Series and the Company agree to distribute the prospectuses of the funds within the Series pursuant to Rule 498 of the Securities Act of 1933 (“Rule 498”); and

WHEREAS, the Parties desire to set out the roles and responsibilities for complying with Rule 498 and other applicable laws.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement is hereby amended as follows:

1.         For purposes of this Amendment, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

2.         The Adviser represents and warrants that it has policies and procedures for Summary Prospectuses and the hosting of such Summary Prospectuses that are reasonably designed to comply with the requirements of Rule 498 applicable to the Series and its funds. The Adviser further represents and warrants that each Fund has reasonable policies and procedures in place designed to monitor such web site for compliance with the requirements of Rule 498.

3.         The Adviser agrees that the URL indicated on each Summary Prospectus will lead contract owners directly to the web page used for hosting Summary Prospectuses and that such web page will contain the current Series’ and funds’ documents required to be posted in compliance with Rule 498.

The Adviser and/or Underwriter shall notify the Company of any unexpected interruptions in the availability of this web page promptly upon the discovery of such interruption.

4.         The Adviser represents and warrants that they will be responsible for compliance with the provisions of Rule 498(f)(l) involving contract owner requests for additional Fund documents made directly to the Adviser, Underwriter, or one of their affiliates. The Adviser and Underwriter further represent and warrant that any information obtained about contract owners pursuant to this provision will be used solely for the purposes of responding to requests for additional Fund documents.

5.         The Company represents and warrants that it will be responsible for compliance with the provisions of Rule 498(f)(l) involving contract owner requests for additional fund documents made directly to the Company or one of its affiliates.

6.         Company represents and warrants that any bundling of Summary Prospectuses and Statutory Prospectuses will be done in compliance with Rule 498.

7.         The Series, Adviser, and Underwriter may, at the Company’s request, provide the Company with URLs to the current Series’ and funds’ documents for use with Company’s electronic delivery of fund documents or on the Company’s website. The Series, Adviser and Underwriter will be responsible for ensuring the integrity of the URLs and for maintaining the Series’ and funds’ current documents on the site to which such URLs originally navigate to. The Company will be responsible for the maintenance of any web links to such URLs on the Company’s website.

8.         The Series, Adviser and Underwriter make no warranty, express or implied, that the Series’ website or the documents contained thereon will be free from any defects, bugs, errors or malfunctions; provided, however that the Series, Adviser and Underwriter hereby agree to use commercially reasonable efforts to employ procedures consistent with industry practices designed to reduce exposure to viruses.

9.         If the Series determines that it will end its use of the Summary Prospectus delivery option, the Series, Adviser and Underwriter will provide the Company with at least 60 days’ advance notice of its intent.

10.       The Parties agree that all other provisions of the Participation Agreement, including the Indemnification provisions, will apply to the terms of this Amendment, as applicable.

11.       The Parties agree that the Company is not required to distribute Summary Prospectuses to its contract owners, but rather use of the Summary Prospectus will be at the discretion of the Company. The Company agrees that it will give the Series, Adviser and Underwriter sufficient notice of its intended use of the Summary Prospectuses or the Statutory Prospectus.

IN WITNESS WHEREOF, the Parties have caused their duly authorized officers to execute this Amendment to the Agreement as of the dates written below.

BRIGHTHOUSE LIFE INSURANCE COMPANY (on behalf of itself and each Account)

(“Brighthouse”)

By:	/s/ Jason Frain
Name:	Jason Frain
Title:	Vice President
Date:	06/25/2021 03:31:48
PM

T. ROWE PRICE INVESTMENT SERVICES, INC.
(the “Underwriter”)

By:	/s/ William Presley
Name:	William Presley
Title:	Vice President
Date:	06/25/2021 02:27:57
PM

T. ROWE PRICE ASSOCIATES, INC.
(the “Adviser”)

By:	/s/ William Presley
Name:	William Presley
Title:	Vice President
Date:	06/25/2021 02:28:16
PM